UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2026

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	HFBL	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
  Arrangements of Certain Officers.

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable.
(d)        Not applicable.

         (e)        On July 1, 2026, Home Federal Bank (the “Bank”), the wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana (the “Company”) entered into an Amended and Restated Supplemental Executive Retirement Agreement (the “Agreement”) for the benefit of Mr. James R. Barlow as Chairman of the Board, President and Chief Executive Officer of the Company and the Bank effective as of July 1, 2026.  The Agreement amends and restates Mr. Barlow’s Supplemental Executive Retirement Agreement dated as of December 13, 2017, and effective as of January 1, 2018 (the “Prior Agreement”).

            The Agreement increases the vesting percentage to 10% per year beginning July 1, 2026, such that Mr. Barlow becomes 100% vested in the ordinary course as of December 31, 2030, if he continues to remain employed through such date.  The Agreement retains the target retirement date in the Prior Agreement of December 31, 2033, after which Mr. Barlow will receive annual retirement benefits of $120,000, payable in equal annual installments over ten years.  In the event of a separation from service prior to December 31, 2033, other than as a result of death and without cause, Mr. Barlow would receive his accrued benefits through such date payable in a lump sum.  If Mr. Barlow has a separation from service either concurrently with or within two years following a change in control, he will be credited with the lesser of five additional years of service following the date of his separation from service or the remaining vesting period for purposes of calculating his accrued amount.  In the event of death while in active service, his designated beneficiaries would receive a lump sum payment of the full retirement benefit.  In the event of death after retirement, but before all payments have been made, any remaining benefits will be paid to the designated beneficiaries until all the annual installments have been paid.

             The foregoing description is qualified in its entirety by reference to the Agreement between the Bank and Mr. Barlow, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

(f)        Not applicable.

Item 9.01         Financial Statements and Exhibits

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable.
(d)        Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Amended and Restated Supplemental Executive Retirement Agreement between Home Federal Bank and James R. Barlow, dated as of July 1, 2026

104	Cover Page Interactive Date File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: July 1, 2026	By:	/s/James R. Barlow
James R. Barlow
Chairman of the Board, President and Chief Executive Officer

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